                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.             )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Deposit Guaranty Corp.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------


- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                             DEPOSIT GUARANTY CORP.
                                 P. O. BOX 730
                          JACKSON, MISSISSIPPI  39205



                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING
                          TO BE HELD ON APRIL 18, 1995


TO THE STOCKHOLDERS OF
DEPOSIT GUARANTY CORP.:

         NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors and in compliance with its Bylaws, the regular annual meeting of stockholders of DEPOSIT GUARANTY CORP. will be held in the lobby of Deposit Guaranty National Bank, Second Floor, Deposit Guaranty Plaza, Jackson, Mississippi, on Tuesday, April 18, 1995, at 2:30 p.m., local time, for the purpose of considering and voting upon the following matters:

         1. Election of the four (4) persons listed in the Proxy Statement dated March 23, 1995, accompanying this notice as Directors of Deposit Guaranty Corp.

         2. Whatever other matters may be brought before the meeting or any adjournment(s) thereof. Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting.

         Only those stockholders of record at the close of business on February 24, 1995, shall be entitled to notice of and to vote at this meeting. We urge you to sign and return the enclosed Proxy as soon as possible, whether or not you plan to attend the meeting in person.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           Chairman and Chief Executive Officer

Dated and Mailed at
Jackson, Mississippi
on or about March 23, 1995

Enclosures:      1.  Proxy
                 2.  Business Reply Envelope
                 3.  Annual Report

                               TABLE OF CONTENTS

                                                                                                                    PAGE
                                                                                                                    ----
Notice of Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Cover

Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Election of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Principal Stockholders and Stock Ownership of Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Executive Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Other Transactions with Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

Committees of the Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

Proposals of Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                              PROXY STATEMENT FOR
                             DEPOSIT GUARANTY CORP.
                              DATED MARCH 23, 1995
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 18, 1995
________________________________________________________________________________

     This Proxy Statement is furnished to stockholders of Deposit Guaranty Corp. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held in the lobby of Deposit Guaranty National Bank, Second Floor, Deposit Guaranty Plaza, Jackson, Mississippi, on Tuesday, April 18, 1995, at 2:30 p.m., local time, or any adjournment(s) thereof, for the purpose of considering and voting upon the matters set out in the foregoing Notice of Annual Stockholders' Meeting. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders is March 23, 1995.

     Only those stockholders of record on the books of the Company at the close of business on February 24, 1995, shall be entitled to notice of and to vote at the meeting. On that date, the Company had outstanding of record 17,677,571 shares of common stock. Each share is entitled to one (1) vote. In the election of Directors, each stockholder has cumulative voting rights, so that a stockholder may vote the number of shares owned by him for as many persons as there are Directors to be elected, or he may multiply the number of shares by the number of Directors to be elected and allocate the resulting votes to one or any number of candidates. For example, if the number of Directors to be elected is four (4), a stockholder owning ten (10) shares may cast ten (10) votes for each of four (4) nominees, or cast forty (40) votes for one (1) nominee, or allocate the forty (40) votes among several nominees.

     The cost of soliciting proxies from stockholders will be borne by the Company. The initial solicitation will be by mail. Thereafter, proxies may be solicited by Directors, officers and regular employees of the Company, by means of telephone, telegraph or personal contact, but without additional compensation therefor. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

     Shares of common stock represented by properly executed proxies, unless previously revoked, will be voted at the meeting in accordance with the instructions thereon. If no direction is indicated, such shares will be voted FOR each nominee and at the discretion of the persons named in the relevant proxy in connection with any other business that may properly come before the meeting. A proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A proxy shall be suspended if the stockholder is present and elects to vote in person.

     The 1994 Annual Report to stockholders of the Company, including audited financial statements of the Company, is enclosed for the information of the stockholders. The Annual Report and financial statements are not a part of the proxy soliciting material.

ELECTION OF DIRECTORS

      The Board of Directors of the Company is divided into three (3) classes - Class A, Class B, and Class C - each consisting of four (4) Directors. The term of the present Class C Directors expires at the 1995 Annual Meeting. The term of the Class A Directors will expire at the 1996 Annual Meeting and the term of the Class B Directors will expire at the 1997 Annual Meeting. At the 1995 Annual Meeting Class C Directors will be elected for a three-year term.

     The Board of Directors has nominated Michael B. Bemis, Warren A. Hood, Jr., Charles L. Irby, and W. R. Newman, III for election as Class C Directors
to serve until the 1998 Annual Meeting.   Michael B. Bemis, Warren A. Hood,
Jr., Charles L. Irby, and W. R. Newman, III are currently serving as Class C Directors.

     Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the four (4) nominees for Class C Director listed above, reserving the right, however, to cumulate their votes and distribute them among the nominees, in their discretion. Although each nominee has consented to being named in this Proxy Statement and to serve if elected, if any nominee should prior to the Annual Meeting decline or become unable to serve as a Director, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors. During 1994, the Company's Board of Directors had ten (10) meetings. No incumbent Director attended less than seventy-five percent (75%) of the total number of meetings of the Board of Directors or committees upon which he served. The following table provides certain information about the nominees and the other present Directors of the Company. Each nominee has been in an executive capacity with the firm or company indicated for at least the past five (5) years, except as otherwise indicated. The column "Directorships Held in Other Companies" indicates other directorships held in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ALL THE NOMINEES.

                                                                   DIRECTORSHIPS

                             POSITIONS & OFFICES WITH COMPANY OR          DIRECTOR OF                HELD IN OTHER
DIRECTORS                    PRINCIPAL OCCUPATIONS AND EMPLOYMENT          COMPANY        AGE        COMPANIES

- -------------------------------------------------------------------------------------------------------------------------

NOMINEES:
Michael B. Bemis            Executive Vice President, Customer Service,    1992 to         47        Arkansas Power &
(Class C)                   Entergy Corp.; President and Chief             Present                   Light Co.; Louisiana
                            Operating Officer, Louisiana Power &                                     Power & Light Co.;
                            Light Co. January, 1992 to October, 1992;                                New Orleans Public
                            President and Chief Operating Officer,                                   Service Inc.;
                            Mississippi Power & Light Co. 1989 to                                    Mississippi Power &
                            1991                                                                     Light Co.; Gulf
States                                                                                               Utilities Co.

Warren A. Hood, Jr.         Chairman of the Board, Hood Industries,        1990 to          43
(Class C)                   Inc. (Manufacturing of building and            present
                            forest products)

Charles L. Irby             President, Irby Construction Company           1989 to          40
(Class C)                   (Powerline contractor); Vice-President,        present
                            Stuart C. Irby Co. (Wholesale electrical
                            supplier)

W. R. Newman, III           President, J. A. Bentley Lumber Company;       1972 to          55
(Class C)                   Vice President, 1989 to 1990 and               present
                            Director, 1989 to Present, Pacific
                            Coast Paging, Inc. (Paging and answering
                            service, southern California); President
                            and Director, ManuTech, Inc. 1988 to 1990
                            (Manufacturer of gas logs)


CONTINUING DIRECTORS:

Richard H. Bremer           President and Chief Executive Officer,         1994 to          46       Southwestern
(Class A)                   Southwestern Electric Power Co.;               present                   Electric Power Co.
                            Vice-President, Operations, Southwestern
                            Electric Power Co. August 1989 to August 1990


Howard L. McMillan, Jr.     President and Chief Operating Officer of the   1984 to          56
(Class A)                   Company                                        present

John N. Palmer              Chairman and Chief Executive Officer,          1985 to          60       Mississippi Power &
(Class A)                   Mobile Telecommunications Technologies         April, 1986;              Light Co.; Mobile
                            Corp. (Telecommunications)                     April, 1987               Telecommunication
                                                                           to present                Technologies Corp.;
                                                                                                     Entergy Corporation;
                                                                                                     EastGroup Properties

Steven C. Walker            President and Chief Executive Officer,         1992 to          45
(Class A)                   Commercial National Bank                       present

                                                                                                     DIRECTORSHIPS
                            POSITIONS & OFFICES WITH COMPANY OR            DIRECTOR OF               HELD IN OTHER
DIRECTORS                   PRINCIPAL OCCUPATIONS AND EMPLOYMENT           COMPANY          AGE      COMPANIES

- -------------------------------------------------------------------------------------------------------------------------

NOMINEES:
W. Henry Holman, Jr.        Chairman of the Board and Chief Execu-         1968 to          64       Capitol Street
(Class B)                   tive Officer, Jitney Jungle Stores             present                   Corporation
                            of America, Inc. (Retail grocery chain)

Richard D. McRae, Jr.       President, McRae Investments (Private          1992 to          47
(Class B)                   investment  company);  President and           present
                            Chief Operating Officer, Proffitt's, Inc.
                            (Retail department stores) April, 1994
                            to September, 1994; President and Chief
                            Executive Officer, McRae's 1988 to
                            April, 1994

E. B. Robinson, Jr.         Chairman of the Board and Chief                1981 to          53       Mississippi Power &
(Class B)                   Executive Officer of the Company               present                   Light Company

J. Kelley Williams          Chairman and Chief Executive Officer,          1975 to          60       First Mississippi
(Class B)                   First Mississippi Corporation                  present                   Corporation
                            (Fertilizers, industrial chemicals,
                            energy and technology-based ventures)




PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

         The following table shows the persons that are the beneficial owners of more than five percent (5%) of the Company's common stock:

 NAME AND ADDRESS                                AMOUNT AND NATURE                        PERCENTAGE OF
OF BENEFICIAL OWNER                           OF BENEFICIAL OWNERSHIP                         CLASS
- -------------------------------------------------------------------------------------------------------
Deposit Guaranty                                1,236,214(1)                                  6.99%
  National Bank
P.O. Box 1200
Jackson, MS  39205

Irby Family and                                 1,119,353(2)                                  6.33%
  Affiliated Interests
815 S. State Street
Jackson, MS  39207


     (1) This information is as of December 31, 1994. Onthat date, in its capacity as trustee, the Bank had sole voting power with respect to 941,641 shares of Company common stock and shared voting power with respect to 269,083 shares of Company common stock. In addition, it had sole investment power with respect to 881,291 shares of Company common stock and shared investment power with respect to 62,372 shares of Company common stock. E. B. Robinson, Jr. and Howard L. McMillan, Jr. are members of the Trust Policy and Investment Committee of Deposit Guaranty National Bank and in such capacity share voting or investment power with other members of this committee with respect to certain shares of Company common stock held by Deposit Guaranty National Bank as trustee. The other members of the Trust Policy and Investment Committee are Thomas M. Hontzas, W. Murray Pate, William G. McDermott, William H. Mounger, Jr. and Gerald L. White, who are officers of Deposit Guaranty National Bank, David H. Nordyke, who is an officer of Commercial National Bank, and William R. James, who is a Deposit Guaranty National Bank Board member.

     (2) This information is as of February 24, 1995. Includes 1,112,340 shares as to which Charles L. Irby, Stuart C. Irby, Jr., and Stuart M. Irby share voting and investment power which are held by Irby Construction Company (1,005,636 shares), the Stuart C. Irby Co. Profit Sharing Trust Fund (15,892 shares), the Irby Construction Co. Profit Sharing Trust Fund (53,776 shares), and the Elizabeth M. Irby Foundation (37,036 shares). Also includes 4,200 shares held by Charles L. Irby and 2,813 shares held by Stuart C. Irby, Jr.

     The following table shows the number of shares of the Company's common stock beneficially owned by each Director, nominee for Director, the CEO and the Company's four most highly compensated officers other than the CEO (collectively the "Named Executive Officers") and by all Directors, nominees, and executive officers as a group, as of February 24, 1995. Except as otherwise indicated, each Director has sole voting and investment power with respect to the shares shown on the table. The amounts shown in the table do not include beneficial ownership of certain shares held by Deposit Guaranty National Bank as trustee, with respect to which E. B. Robinson, Jr., Howard L. McMillan, Jr. and certain other officers may be deemed to have shared voting or investment power as described in the above paragraph, except that shares with respect to which Directors or officers have beneficial ownership in their individual capacities as participants in the Company's Employee Stock Purchase Plan are included.

DIRECTORS, NOMINEES AND                        AMOUNT AND NATURE OF                           PERCENTAGE
NAMED EXECUTIVE OFFICERS                       BENEFICIAL OWNERSHIP                            OF CLASS
- --------------------------------------------------------------------------------------------------------------
Michael B. Bemis                                     2,844(1)                                     *
Richard H. Bremer                                      500                                        *
W. Henry Holman, Jr.                                90,572(2)                                     *
Warren A. Hood, Jr.                                 20,000                                        *
Charles L. Irby                                  1,116,540(3)                                     6.32%
James S. Lenoir                                     48,490(4)                                     *
Arlen L. McDonald                                   13,297(5)                                     *
Howard L. McMillan, Jr                              89,276(6)                                     *
Richard D. McRae, Jr.                               79,544(7)                                     *
W. R. Newman, III                                   28,218                                        *
John N. Palmer                                      33,532                                        *
E. B. Robinson, Jr.                                165,243(8)                                     *
Steven C. Walker                                    32,827(9)                                     *
J. Kelley Williams                                   6,132                                        *


21 Directors and                                 1,878,856(10)                                   10.38%
Executive Officers as a Group


*Less than 1 percent



_________________________________________

(1) Mr. Bemis shares voting and investment power with respect to 1,304 shares with his wife.

(2) Mr. Holman shares voting and investment power with respect to 3,072 shares with his wife.

(3) Mr. Charles L. Irby shares voting power with respect to 1,112,340 shares with Mr. Stuart C. Irby, Jr. and Mr. Stuart M. Irby.

(4) The amount shown includes 25,000 shares which Mr. Lenoir has the right to acquire through exercise of options granted under the Company's incentive plan.

(5) Mr. McDonald has shared voting and investment power with respect to 200 shares held by his wife. The amount shown includes 12,000 shares which Mr. McDonald has the right to acquire through exercise of options granted under the Company's incentive plan.

(6) Mr. McMillan has shared voting and investment power with respect to 19,534 shares held by his wife or jointly with his wife. The amount shown includes 53,400 shares which Mr. McMillan has the right to acquire through exercise of options granted under the Company's incentive plan.

(7) Mr. McRae has shared voting and investment power with respect to 65,740 shares which are held by McRae Foundation, Inc.

(8) Mr. Robinson has shared voting power with respect to 30,496 shares held by family members. The amount shown also includes 76,000 shares which Mr. Robinson has the right to acquire through exercise of options granted under the Company's incentive plan.

(9) The amount shown includes 32,000 shares which Mr. Walker has the right to acquire through exercise of options.

(10) The amount shown includes 424,154 shares which executive officers have the right to acquire through exercise of options granted under the Company's incentive plan.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Executive officers and directors are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994 all Section 16(a) filing requirements applicable to the Company's executive officers and directors were complied with.


EXECUTIVE COMPENSATION

     Shown below is information concerning the annual and long term compensation for services in all capacities to the Company for the years ended 1994, 1993 and 1992 of the CEO and the Company's four most highly compensated officers other than the CEO (collectively, the "Named Executive Officers"):


                          SUMMARY COMPENSATION TABLE
- --------------------------------------------------------------------------------

                                                                                                       Long-Term
                                                                                                      Compensation
                                                                   Annual Base Compensation             Awards(2)
                                                        --------------------------------------------  -------------     All Other
                                                                                        Other Annual    Options        Compensa-
        Name and Principal Position             Year    Salary ($)(1)    Bonus ($)      Compensation    (Shares)       tion ($)(3)
        -------------------------------         ----    -------------    ---------      ------------     --------        --------
       E. B. ROBINSON, JR.                      1994     $380,898       $451,440            $0            17,000          $16,491
         Chairman of the Board & Chief          1993                                                      17,000           18,641
         Executive Officer of the Company       1992      364,064        413,820             0            24,000           43,527
                                                          344,197        257,400             0


       HOWARD L. MCMILLAN, JR.                  1994      252,900        248,668             0             8,100           11,129
         President & Chief Operating            1993      251,063        225,720             0             8,100           11,150
         Officer of the Company                 1992      245,510        140,400             0            12,000           23,870

       STEVEN C. WALKER                         1994      218,102         84,964             0             7,000            7,356
         President & Chief Executive            1993      207,890        104,545             0             7,000           12,164
         Officer of Commercial National         1992      203,056         88,039             0            10,000           15,349
         Bank

       JAMES S. LENOIR                          1994      159,237        143,068             0             3,500            3,024
         Executive Vice President & Chief       1993      151,475        122,056             0             3,500            7,103
         Credit Officer of the Company          1992      149,170         75,920             0             5,000            6,883


       ARLEN L. MCDONALD                        1994      142,717        127,767             0             3,500            5,558
         Executive Vice President & Chief       1993      133,400        107,008             0             3,500            6,244
         Financial Officer of the Company       1992      133,230         66,560             0             3,500           13,878



     (1) Stock purchase plan matching funds reported in previous years as "Other Annual Compensation" have been combined with "Salary" for all years listed in the table.

     (2) Although the Company's incentive plan permits grants of Incentive Stock Options, Restricted Stock Awards and SARs, no grants of these incentives have been made. All stock option and price information are post-1992 stock split equivalents.

     (3) "All Other Compensation" consists of:

                                                                     Above Market
                                                     Company           Earnings
                                                  Contribution        On Deferred
                                                To the 401k Plan     Compensation          Total
                                                --------------------------------------------------
                     Robinson                        $4,620            $11,871            $16,491
                     McMillan                         3,336              7,793                111
                     Walker                           4,620              2,736              7,356
                     Lenoir                             380              2,644              3,024
                     McDonald                         2,134              3,424              5,558


OPTION GRANTS

         Shown below is information on grants of stock options pursuant to the Company's incentive plan during 1994 to the Named Executive Officers. No SARs were granted under that Plan in 1994.

                                            OPTION GRANTS IN LAST FISCAL YEAR

                                       Individual Grants                                              Potential Realizable Value
           ---------------------------------------------------------------------------------------- at Assumed Annual Rates of Stock
                                                                                                     Price Appreciation for Option
                                                                                                              Term (3)
                                                    Options Granted     Exercise                    --------------------------------
                                   Options Granted  to Employees in   Price (1)(2)
                 Name                in 1994 (#)         1994         ($per share)  Expiration Date      5.0% ($)         10.0% ($)
           -------------------       -----------     ------------     ------------  ---------------      --------         ---------
           E. B. Robinson, Jr.         17,000            26.0%           $27.75      April 19, 2004      $288,008          $751,848

           Howard L. McMillan, Jr.      8,100            12.4%           $27.75      April 19, 2004       137,227           358,233

           Steven C. Walker             7,000            10.7%           $27.75      April 19, 2004       118,592           309,584

           James S. Lenoir              3,500             5.4%           $27.75      April 19, 2004        59,296           154,792

           Arlen L. McDonald            3,500             5.4%           $27.75      April 19, 2004        59,296           154,792


         (1) The exercise price was equal to the closing price on the GNOSTIC on the date of the grant.

         (2) All stock options were exercisable six months after the date of the grant.

         (3) The valuation of the stock grants at 5% and 10% appreciation rates are solely to comply with Securities and Exchange Commission Regulations and are not intended to imply future value of Company Stock.

OPTION EXERCISES AND YEAR END VALUES

         The following table provides information as to the options exercised during 1994, and the unexercised options to purchase the Company's common stock previously granted to the Named Executive Officers and held by them at the end of 1994.

              OPTIONS EXERCISED IN 1994 AND YEAR END OPTION VALUE


                                                                        Number of
                                                                  Securities Underlying
                           Shares Acquired on                       Unexercised Options          Value of Unexercised
                                Exercise           Value              At Year End (#)(2)        In the Money Options
        Name                   In 1994 (#)       Realized ($)    Exercisable/Unexercisable      At Year End ($)(1)(2)
- -------------------------  -------------------  -------------    -------------------------      ---------------------
  E. B. Robinson, Jr.              0                  0                   76,000/0                     605,625

  Howard L. McMillan,  Jr.         0                  0                   53,400/0                     451,575

  Steven C. Walker                 0                  0                   32,000/0                     279,250

  James S. Lenoir                10,400            188,175                25,000/0                     223,500

  Arlen L. McDonald                0                  0                   12,000/0                      74,625

         All stock option and price information are post-split equivalents.

         (1) Based on the closing price on the NASDAQ system ($30.125) on December 31, 1994.

         (2) All stock options granted prior to 1993 were exercisable upon the grant of the option. All stock options granted in 1993 and 1994 are exercisable six months after the date of grant.

RETIREMENT INCOME PLAN

         Under its Retirement Income Plan, the Company offers retirement income benefits to employees of the Company and its subsidiaries who are twenty-one
(21) years of age, have been employed for one (1) year and have completed one thousand (1,000) hours of service. Benefits payable under the plan are based upon the five (5) year average base salary of the participant, which does not include payments under any benefit program or bonuses, and the participant's credited years of service. Base salary in 1994 for the individuals named in the Summary Compensation Table was as follows: E. B. Robinson, Jr. ($380,898); Howard L. McMillan, Jr. ($252,900); Steven C. Walker ($218,102);
James S. Lenoir ($159,237); Arlen L. McDonald ($142,717). Normal retirement age under the plan is sixty-two (62), but participants may elect an early or a postponed retirement date, in which case benefits are adjusted. Contributions to the plan made by the Company or its subsidiaries are determined actuarially.

         The following table indicates the estimated annual benefits payable to persons in specified classifications upon retirement at age sixty-two (62), assuming the highest salary earning years are during the five (5) years prior to retirement. Amounts shown are not subject to offset for social security or other items. Amounts shown are computed on a life-only option basis.


                                                 Credited Years of Service
    Five Years       ---------------------------------------------------------------------------------------
  Average Base
     Salary              15             20             25              30              35              40
- ----------------     ---------      ---------      ---------       ---------        --------       ---------
   $ 50,000           $10,343        $13,791        $17,239         $20,687          $24135         $27,060
    100,000            22,868         30,491         38,114          45,737          53,360          59,210
    150,000            35,393         47,191         58,989          70,787          82,585          91,360
    200,000            35,393         47,191         58,989          70,787          82,585          91,360
    300,000            35,393         47,191         58,989          70,787          82,585          91,360
    400,000            35,393         47,191         58,989          70,787          82,585          91,360
    500,000            35,393         47,191         58,989          70,787          82,585          91,360

     Credited years of service upon retirement for the individuals named above are anticipated to be as follows: E. B. Robinson, Jr. (36); Howard L. McMillan, Jr. (37); Steven C. Walker (25); James S. Lenoir (40); Arlen L. McDonald (42).

DIRECTOR COMPENSATION

     Non-officer Directors receive an annual retainer fee of $3,000, a $500 fee for each board meeting attended, and a $400 fee for attendance at each meeting of any committees on which they serve.

     Pursuant to the Company's Directors Deferred Income Plan the Company permits non-officer Directors to elect annually to defer up to one hundred percent (100%) of fees to be earned during the following year. The minimum deferral amount per year is one thousand dollars ($1,000.00). Generally amounts deferred are payable with interest to the participant in accordance with the participant's agreement with the Company, or upon termination of employment, disability or retirement, or to the participant's beneficiaries if the participant dies. The interest rate, adjusted annually, varies depending on several factors, including the event which results in the distribution of the deferred amounts and the age of the participant at the time of deferral. The interest rates for pre-retirement benefits, post- retirement payments and disability benefits are based upon a percentage of the 12-month average of the Moody's Average Corporate Yield, published monthly by Moody's Investor Service. Post retirement benefits are paid in ten (10) annual installments. The termination benefit consists of a lump sum benefit equal to the participant's deferral with interest thereon at the effective rate of ten (10) year U.S. Treasury Obligations on January 1 of the year of deferral compounded annually from the first day of the plan year in which the deferral was made. If a participant's service as a Director terminates for any reason during a period of two (2) years after a change in control of the Company, prior to the participant meeting the requirements for receiving post retirement benefits, the person will be entitled to termination benefits, but at the same rates used in the calculation of post retirement payments.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

TO THE BOARD OF DIRECTORS:

Executive Compensation Philosophy

     It is the philosophy of the Company's Compensation Committee of the Board to provide a total compensation package to the CEO and executive officers which rewards strong corporate performance, provides incentives for long term profitability and growth consistent with safety and soundness, and remains competitive with other banks. The Committee uses a combination of base pay, annual performance awards, and long term incentives in achieving its philosophy.
These compensation factors are reviewed in the first quarter of each year. The plans, the 1994 plan-related decisions, and supporting rationales are outlined below.

Base Compensation

     The base pay of the CEO and other executives is established to limit fixed salary costs by targeting base pay to ten percent (10%) below the peer market average of base compensation. The peer group is comprised of ten (10) bank holding companies in Mississippi and adjoining states with markets and asset levels similar to the Company (the "Peer Group"). Three (3) of these bank holding companies are in the KBW 50 index and all are included in the NASDAQ market index reflected in the Stockholder Return Performance Graph below.

     The Executive Variable Pay Plan provides the officers the opportunity to earn an additional variable amount which would make their annual direct compensation exceed the market average, if the Company's performance is strong. This plan is detailed below. In 1994, since Mr. Robinson's and Mr. McMillan's salaries were at or above the ten percent (10%) of peer bank target, neither received a base salary increase. The other officers addressed, excluding Mr. Walker, received increases in their base pay to the ten percent (10%) below market level to achieve consistency with the overall compensation plan. Mr. Walker's salary was increased based upon market considerations and a review of his 1994 job performance.

Executive Variable Pay Plan

     The Executive Variable Pay Plan is designed to establish executive compensation competitive with other banks, to provide for meaningful cash awards, and to increase profitability and growth of the Company consistent with other goals of the Company, its stockholders, and its employees. Selected officers of the Company are eligible. Except for Mr. Walker, awards are based primarily on the financial results of the Company indicated by the Company's return on equity ("ROE") relative to budgeted results, rank within the Peer Group, and achievement of individual goals. At the beginning of each calendar year, the Compensation Committee approves a payout matrix in which specific ROE and Peer Rank results determine a bonus award as a percent of base salary.
The Compensation Committee of the Board makes the final determination as to the amount of compensation paid under the plan and the personnel included in the plan.

     Mr. Walker's variable pay is based upon actual total income earned by Commercial National Bank for the year relative to that year's targeted total income.

     In 1995, Mr. Robinson received variable pay of $451,440. This payout was based upon the 1994 operating results of the Company, which exceeded targeted ROE goals and ranked third within the Peer Group, and the achievement of
targeted goals.   Payouts for the remaining four (4) officers, excluding Mr.
Walker, were based on the same rationale. Mr. Walker's variable pay was based upon Commercial National Bank earning one hundred twenty-seven percent (127%) of its 1994 total income target.

Stock-Based Long-Term Incentive Plan

     The purpose of the Plan is to attract and retain key executives of the organization through long term incentives. There are currently 889,700 shares of common stock available for use in the Plan. Participation is limited to key employees who are in a position to make significant contributions toward the success of the organization as determined by the Board of Directors. In awarding grants the committee generally considers the base salary of each officer, corporate performance (which may include earnings, profits, stockholder return, etc.) in the prior year, and the amount of incentives granted to other groups of executive officers in the Peer Group, as well as individual and subjective factors. When option grants are made, the committee also reviews grants made to the executives in prior years. In order to address current focuses and trends, which may vary from year to year, the Committee does not base awards on a specific set of factors or criteria. The 1994 grants, outlined in the accompanying table, were approximately at the median grant level for Peer Banks.

     This report was presented by the Compensation Committee:

         Charles L. Irby, Chairman
         Richard H. Bremer
         Warren A. Hood, Jr.
         Richard D. McRae, Jr.
         J. Kelley Williams

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the NASDAQ market index and the KBW 50 Total Return Index for the period of five (5) years beginning in 1989. The KBW 50 Index is prepared by Keefe, Bruyette & Woods, Inc. and consists of fifty
(50) banks and bank holding companies.



                    Deposit Guaranty Corp. Stock Performance
                   5 Year Cumulative Total Return Comparison
                  Among Deposit Guaranty Corp., NASDAQ Market
                      Index, and KBW 50 Total Return Index


[GRAPH]


                                        1989           1990          1991           1992           1993          1994
             DEPOSIT GUARANTY            100          78.05        142.58         233.44         250.00        278.85

             NASDAQ MARKET               100          81.12        104.14         105.16         126.14        132.44

             KBW 50                      100          71.81        113.66         144.84         152.88        145.06

  ASSUMES $100 INVESTED ON JAN. 1, 1990, WITH REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.


OTHER TRANSACTIONS WITH MANAGEMENT

    Through its subsidiary banks, the Company makes loans to its Directors and principal officers of its subsidiaries, and to associates of these Directors and principal officers. All such loans were made in the ordinary course of business, and, at the time the loans were made, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features.

    In December, 1987, the Company's subsidiary, Deposit Guaranty National Bank, entered into an agreement with Jitney Jungle Stores of America, Inc. giving Deposit Guaranty National Bank exclusive rights to place branches in Jitney Jungle grocery stores. As consideration, Deposit Guaranty National Bank has paid Jitney Jungle front-end fees, rental fees, and other payments associated with the closing of certain locations. Through 1994 Jitney Jungle Stores of America, Inc. has received approximately $1,180,700 in front-end fees, rental fees, and other payments pursuant to this agreement. It is anticipated that approximately $710,400 in additional rental fees will be paid under the present arrangements. W. Henry Holman, Jr., who is a Director of the Company, is chief executive officer of Jitney Jungle Stores of America, Inc. and owns approximately sixteen percent (16%) of the outstanding stock of Jitney Jungle Stores of America, Inc.

INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG Peat Marwick were the independent accountants for the Company during the most recently completed fiscal year and will serve as the independent accountants for the Company during the current fiscal year. Representatives of this firm will be present at the Annual Meeting and have an opportunity to make statements if they so desire and are expected to be available to respond to appropriate questions.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Company has a standing Compensation Committee which met six (6) times during 1994. Charles L. Irby serves as Chairman and other members are Warren
A. Hood, Jr., Richard H. Bremer, J. Kelley Williams and Richard D. McRae, Jr. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Committee makes recommendations to the Board of Directors with respect to the compensation of senior management and also with respect to bonus payments under the Company's Executive Variable Pay Plan.

    The Company has a standing Audit Committee of its Board of Directors which met four (4) times during 1994. Presently, John N. Palmer serves as Chairman and other members are Michael B. Bemis, W. R. Newman, III and W. Henry Holman, Jr. The functions performed by this Committee include reviewing audit plans, examination results of both independent and internal auditors and management action relative to examination reports. The Committee also nominates the independent auditors for selection each year by the Board of Directors, verifies the independence of the independent auditors, reviews all services provided by the independent auditors and reviews fees and fee arrangements with the independent auditors.

    The Company does not have a standing nominating committee. In 1994 a Director Vacancy Study Committee made recommendations to the Board of Directors concerning persons to be nominated by the Board of Directors for election as Directors at the 1995 Annual Meeting. The Director Vacancy Study Committee consisted of W. R. Newman, III, Chairman and Charles L. Irby, Directors of the Company, and B. L. Chain and Harris B. Henley, who are Directors of the Company's subsidiary, Deposit Guaranty National Bank.

    The Company's Bylaws provide procedures that must be followed by a stockholder who wishes to nominate candidates for election as a Director in addition to those persons nominated by the Board of Directors. At least sixty
(60) days prior notice to the Secretary of the Company is required if a stockholder intends to nominate an individual for election to the Board of Directors. These Bylaw provisions also require information to be supplied about both the stockholder making the nomination and the person nominated. In making its nominations the Board of Directors will take into consideration nominations made by stockholders in accordance with these Bylaw provisions.

OTHER MATTERS

    Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in their discretion on such matters.

PROPOSALS OF STOCKHOLDERS

    Any proposal of a stockholder to be presented for action at the Annual Meeting of Stockholders to be held April 16, 1996, must be received at the Company's principal executive offices no later than November 24, 1995, if it is to be included in management's proxy statement.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Chairman and Chief Executive Officer


Dated and Mailed at
Jackson, Mississippi
on or about March 23, 1995

                            DEPOSIT GUARANTY CORP.
                                 P.O. Box 730
                              Jackson, MS  39205

                                  P R O X Y


         This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints W. Henry Holman, Jr., John N. Palmer and
J. Kelley Williams as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent the undersigned, and to vote upon all matters that may properly come before the meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side, with full power to vote, and to cumulate votes on, all shares of Common Stock of Deposit Guaranty Corp. held of record by the undersigned on February 24, 1995, at the annual meeting of stockholders to be held on April 18, 1995, or any adjournment(s) thereof. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR EACH NOMINEE LISTED ON THE REVERSE SIDE AND AT THE DISCRETION OF THE PERSONS NAMED ABOVE IN CONNECTION WITH ANY OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

                      (Continued and to be dated and signed on the other side.)


                                    DEPOSIT GUARANTY CORP.
                                    P.O. BOX 11999
                                    NEW YORK, N.Y.  10203-0699

- -------------------------------------------------------------------------------

The nominees for Class C Directors are: Michael B. Bemis, Warren A. Hood, Jr., Charles L. Irby and W. R. Newman, III. To vote your shares for all Director nominees, or to withhold voting from all nominees, mark the appropriate box below. If you do not wish your shares voted for a particular nominee, mark the "EXCEPTIONS" box and enter names of the exception(s) in the space provided below.
The Board of Directors recommends a vote "FOR" all nominees.

Election of all Nominees
Listed Above                 FOR  /x/       WITHHELD  /x/      *EXCEPTIONS  /x/

*Exceptions____________________________________________________________________



                                                         Address Change
                                                         and/or Comments   /x/





Sign here as name(s) appear(s) opposite.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by authorized person.

Dated: ______________________________, 1995

Signature ___________________________

Signature ___________________________

Votes must be indicated
(x) in Black or Blue ink.   /x/

Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.